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                                                                     EXHIBIT 2.3
                       FIFTH AMENDMENT TO RIGHTS AGREEMENT

      FIFTH AMENDMENT TO RIGHTS AGREEMENT, dated as of July 8, 2003 ("Amendment"), to the rights agreement, dated as of September 2, 1999, as amended on July 27, 2001, January 25, 2002, March 27, 2003 and May 6, 2003 (the "Rights Agreement"), between Capital Environmental Resource Inc. (the "Company") and American Stock Transfer & Trust Company (the "Rights Agent"). Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Rights Agreement.

      WHEREAS, the Board of Directors of the Company believes it to be in the best interest of the Company and its shareholders to enter into a Series 1 Preferred Subscription Agreement (the "Fourth Subscription Agreement"), by and among the Company and certain investors and dated July 8, 2003, which agreement provides for, among other things, the subscriptions by such investors for shares of the Company's Series 1 Preferred Shares (the "Series 1 Preferred Shares"), and warrants (together with the Warrants (as defined in the Third Amendment to Rights Agreement), the "Warrants") to purchase Company common shares (the "Common Shares").

      WHEREAS, as a result of the foregoing, the Company desires that the transactions contemplated by the Fourth Subscription Agreement, and the investors listed therein be exempt from the provisions of the Rights Agreement;

      WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

      WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may supplement or amend any provision of the Rights Agreement in accordance with the provisions of Section 27 thereof;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

      Section 1.  AMENDMENTS TO SECTION 1 OF THE RIGHTS AGREEMENT.

      (a) The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

      "Notwithstanding anything in this Agreement to the contrary, no Investor, Permitted Assignee, or Substitute Investor (as such terms are defined in the Subscription Agreement dated July 27, 2001 by and among the Company and the persons listed in Schedule A thereto (the "Subscription Agreement"), the Subscription Agreement dated February 5, 2002 by and among the Company and the persons listed in Schedule A thereto (the "Second Subscription Agreement"), the Series 1 Preferred Subscription Agreement, dated March 27, 2003 by and among the Company and the persons listed in

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Schedule A thereto (the "Third Subscription Agreement")) or the Series 1
Preferred Subscription Agreement, dated July 8, 2003 by and among the Company and the persons listed in Schedule A thereto (the "Fourth Subscription Agreement"), nor any of their Affiliates or Associates, shall become an Acquiring Person, either individually or collectively, by virtue of (A) the announcement of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (B) the issuance and acquisition of Common Shares pursuant to the Subscription Agreement, (C) the issuance and acquisition of shares of the Company's Series 1 Preferred Shares (the "Series 1 Preferred Shares") pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (D) the issuance and acquisition of Common Shares upon conversion of the Series 1 Preferred Shares issued and acquired pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (E) the issuance and acquisition of Common Shares upon exercise of the Warrants, (F) the execution and delivery of the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, or (G) the consummation of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement."

      (b) The definition of "Distribution Date" in Section 1 of the Rights Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

      "Notwithstanding anything in this Agreement to the contrary, neither (A) the announcement of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (B) the issuance and acquisition of Common Shares pursuant to the Subscription Agreement, (C) the issuance and acquisition of Series 1 Preferred Shares pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (D) the issuance and acquisition of Common Shares upon conversion of the Series 1 Preferred Shares issued and acquired pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (E) the issuance and acquisition of Common Shares upon exercise of the Warrants, (F) the execution and delivery of the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, nor (G) the consummation of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, shall be deemed to cause a Distribution Date."

      (c) The definition of "Permitted Offer" in Section 1 of the Rights Agreement is hereby amended and restated in its entirety and replaced with the following:

      "`Permitted Offer' shall mean (i) a tender offer or an exchange offer for all outstanding Common Shares, (ii) an issuance of Common Shares or other equity


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securities of the Company in connection with a merger, consolidation or acquisition, in both cases at a price and on terms determined by at least a majority of the members of the Board of Directors, and concurred in by a majority of those members who are not officers or employees of the Company and who are not, and are not representatives, Affiliates or Associates of, an Acquiring Person or the person making the offer in the case of (i) or the entity the Company is seeking to merge or consolidate with or acquire, as the case may be, in the case of (ii), after receiving advice, in the case of either (i) or
(ii), from one or more investment banking firms, to be (a) at a price and on terms that are fair to shareholders (taking into account all factors that such members of the Board deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its shareholders or (iii) the offer, issuance or acquisition of (a) Common Shares pursuant to the terms and conditions of the Subscription Agreement, (b) Series 1 Preferred Shares pursuant to the terms and conditions of the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (c) Common Shares upon conversion of Series 1 Preferred Shares issued or acquired pursuant to the terms and conditions of the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement or (d) Common Shares pursuant to the exercise of the Warrants."

      (d) The definition of "Share Acquisition Date" in Section 1 of the Rights Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

      "Notwithstanding anything in this Agreement to the contrary, neither (A) the announcement of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (B) the issuance and acquisition of Common Shares pursuant to the Subscription Agreement, (C) the issuance and acquisition of Series 1 Preferred Shares pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (D) the issuance and acquisition of Common Shares upon conversion of the Series 1 Preferred Shares issued and acquired pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (E) the issuance and acquisition of Common Shares upon exercise of the Warrants, (F) the execution and delivery of the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, nor (G) the consummation of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, shall be deemed to cause a Share Acquisition Date."

      (e) The definition of "Triggering Event" in Section 1 of the Rights Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

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      "Notwithstanding anything in this Agreement to the contrary, neither (A)
the announcement of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (B) the issuance and acquisition of Common Shares pursuant to the Subscription Agreement, (C) the issuance and acquisition of Series 1 Preferred Shares pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (D) the issuance and acquisition of Common Shares upon conversion of the Series 1 Preferred Shares issued and acquired pursuant the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (E) the issuance and acquisition of Common Shares upon exercise of the Warrants, (F) the execution and delivery of the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, nor (G) the consummation of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, shall constitute a Triggering Event."

      Section 2. AMENDMENT TO SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT. Section 11(a)(ii) of the Rights Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

      "Notwithstanding anything in this Agreement to the contrary, neither (A) the announcement of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (B) the issuance and acquisition of Common Shares pursuant to the Subscription Agreement, (C) the issuance and acquisition of Series 1 Preferred Shares pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (D) the issuance and acquisition of Common Shares upon conversion of the Series 1 Preferred Shares issued and acquired pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (E) the issuance and acquisition of Common Shares upon exercise of the Warrants, (F) the execution and delivery of the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, nor (G) the consummation of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, shall constitute a Flip-In Event."

      Section 3. AMENDMENT TO SECTION 13(a) OF THE RIGHTS AGREEMENT. Section 13(a) of the Rights Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

      "Notwithstanding anything in this Agreement to the contrary, neither (A) the announcement of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, (B) the issuance and acquisition of Common Shares pursuant to the Subscription Agreement, (C) the issuance and acquisition of Series 1 Preferred Shares pursuant to the Second Subscription Agreement, the Third Subscription Agreement or the

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Fourth Subscription Agreement, (D) the issuance and acquisition of Common Shares upon conversion of the Series 1 Preferred Shares issued and acquired pursuant the Second Subscription Agreement, the Third Subscription Agreement or the
Fourth Subscription Agreement, (E) the issuance and acquisition of Common Shares upon exercise of the Warrants, (F) the execution and delivery of the Subscription Agreement, the Second Subscription Agreement, the Third
Subscription Agreement or the Fourth Subscription Agreement, nor (G) the consummation of the transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement, shall constitute a Flip-Over Event."

      Section 4. AMENDMENT TO SECTION 15 OF THE RIGHTS AGREEMENT. Section 15 of the Rights Agreement is hereby amended by deleting the last sentence thereof and adding the following sentence in lieu thereof:

      "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any transactions contemplated by the Subscription Agreement, the Second Subscription Agreement, the Third Subscription Agreement or the Fourth Subscription Agreement."

      Section 5. DEFINITION. The term "Agreement", as used in the Rights Agreement, shall be deemed to refer to the Rights Agreement, as amended hereby.

      Section 6. FULL FORCE AND EFFECT. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

      Section 7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within such State.

      Section  8.  COUNTERPARTS.   This  Amendment  may  be  executed  in  two
counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

      Section 9. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be effected.

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      IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.


                                    CAPITAL ENVIRONMENTAL RESOURCE INC.

                                    By: /s/ Thomas E. Durkin
                                       ---------------------------
                                       Name:  Thomas E. Durkin III
                                       Title: Secretary

                                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                                    By: /s/ HERBERT J. LEMMER
                                       ---------------------------
                                       Name:  Herbert J. Lemmer
                                       Title: Vice President



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